Contact:

Richard D. Goldstein
Chairman of the Board
Courtside Acquisition Corp.
212-641-5000

FOR IMMEDIATE RELEASE

COURTSIDE ACQUISITION CORP.
OBTAINS EXTENSION TO COMPLETE BUSINESS COMBINATION

New York, New York, December 28, 2006 – Courtside Acquisition Corp. (AMEX: CRB.U, CRB, CRB.W) announced today that, pursuant to the provisions of its certificate of incorporation, the Company now has until July 7, 2007 to complete its business combination, having satisfied the criteria for extension set forth in the certificate of incorporation. The Company anticipates signing a definitive agreement relating to its business combination within the next 30 days.

Forward Looking Statements

This press release contains forward-looking information. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Form 10-KSB for the year ended December 31, 2005 and the Form 10-QSB for the period ended September 30, 2006.

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